EXHIBIT 23.1

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)

SIDNEY B. McNAIR, CPA (1913-1992)

SIDNEY E. MIDDLEBROOKS, CPA, PC	RICHARD A. WHITTEN, JR., CPA
RAY C. PEARSON, CPA	ELIZABETH WARE HARDIN, CPA
J. RANDOLPH NICHOLS, CPA	CAROLINE E. GRIFFIN, CPA
WILLIAM H. EPPS, JR., CPA	RONNIE K. GILBERT, CPA
RAYMOND A. PIPPIN, JR., CPA	RON C. DOUTHIT, CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

March 28, 2008

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference of our report, dated March 28, 2008, with respect to the consolidated financial statements of Newnan Coweta Bancshares, Inc. and Subsidiary included in this annual report on Form 10-K for the year ended December 31, 2007, into the Registration Statement on Form S-8 relating to the Newnan Coweta Bancshares, Inc. 2001 Incentive Stock Option Plan (File #333-92440), as filed with the SEC on July 16, 2002.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP